KAYE GROUP INC                        EXHIBIT 11
                        Earnings Per Share Calculation               Page 1 of 4
                    For the Three Months Ended June 30, 1999


Shares outstanding at 12/31/98                           8,474,435 (A)

Less: Net purchase of Treasury Stock (1/1 - 6/30/99)       (27,445)

Plus: Shares issued on exercise of  options                  2,900

                                                        ----------
Balance @ 6/30/99                                        8,449,890 (B)

Balance @ 3/31/99                                        8,446,435 (C)

                                                        ----------
Weighted average                                         8,448,163 [(B)+(C)] /2
                                                        ==========

                                                       Three months
                                                          ended
                                                       June 30,1999
                                                       ============

Net Income                                              $2,123,000 (1)

I. Average Shares:                                       8,448,163 (2)

II. Basic EPS                                               0.2513 (1)/(2)
                                                        ==========
III. Diluted EPS

                Weighted Average Shares                  8,448,163 (2)
                    Dilution                               142,123 (3)
                                                        ----------
                                                         8,590,286 (4)
                                                        ==========
                 Diluted EPS                                0.2471 (1)/(4)
                                                        ==========

                                KAYE GROUP INC                        EXHIBIT 11
                         Earnings Per Share Calculation              Page 2 of 4
                    For the Three Months Ended June 30,1999


IV Outstanding at June 30, 1999

                                                                                     Weighted
                                     Units       Price/Share      Proceeds            Average       Proceeds
                                   ===========   ===========    =============       ===========   ============
          A. Options (8/17/93)         75,750    $   10.000     $    757,500
             Options (1/24/94           5,000        10.910           54,550
             Options (2/3/94)             500        11.630            5,815
             Options (9/13/95)         15,000         7.880          118,200
             Options (10/25/95)        40,200         8.430          338,886
             Options (5/15/96)         10,000         7.060           70,600            10,000         70,600
             Options (12/27/96)        15,000         5.000           75,000            15,000         75,000
             Options (2/1/97)          35,000         5.000          175,000            35,000        175,000
             Options (2/25/97)        175,350         5.060          887,271           176,350        892,331
             Options (4/15/97)        200,000         5.000        1,000,000           200,000      1,000,000
             Options (7/1/97)          10,000         4.970           49,700            10,000         49,700
             Options (10/31/97)        15,000         8.030          120,450
             Options (12/31/97)         5,000         6.640           33,200             5,000         33,200
             Options (07/01/98)        10,000         6.700           67,000            10,000         67,000
             Options (10/30/98)        20,000         6.170          123,400            20,000        123,400
             Options (12/10/98)        24,500         6.600          161,700            24,500        161,700
             Options (2/19/99)            800         7.410            5,928
             Options (12/10/98)        40,000         7.380          295,200
                                   -----------                  -------------       -----------   ------------
                                      697,100                   $  4,339,400           505,850 (5)  2,647,931 (6)
                                   ===========                  =============       ===========   ============

             Dilutive Shares          505,850 (5)                  2,647,931 (6)
                                   ===========                  =============

V. Average market value/share

                                                                  Average       Close on
                                                                   Close        last day
                                                                =============   =========
                                      January                          7.081
                                     February                          7.352
                                        March                          7.500       7.125
                                                                -------------
                                              Hash total 3 mths       21.933
                                                                =============
                                        April                          7.058
                                          May                          7.235
                                         June                          7.547       7.500
                                                                -------------
                                              Hash total 3 mths       21.840
                                                                =============
                                                              /            3
                                                                -------------
             Average price per share Three mths                        7.280
                                                                =============

VI. Diluted
                                                                Three Months
                                                                -------------

             Total Proceeds from exercise                     $    2,647,931 (6)
             Divided by average price                                  7.280

             Repurchase shares of                                    363,727

             Shares issued (options)                                 505,850 (5)
                                                                -------------
             Dilution - Shares                               (3)     142,123
                                                                =============

                                  KAYE GROUP INC                      EXHIBIT 11
                         Earnings Per Share Calculation              Page 3 of 4
                     For the Six Months Ended June 30, 1999



            Shares outstanding at 12/31/98                         8,474,435 (A)

            Less: Net purchase of Treasury Stock (1/1 - 3/31/99)     (27,445)

            PLUS:Shares issued on exercise of options                  2,900

                                                                 -----------
            Balance @ 6/30/99                                      8,449,890 (B)

            Balance @ 3/31/99                                      8,446,435 (C)

                                                                 -----------
            Weighted average                                       8,456,920 [(A)+(B)+(C)] /3
                                                                 ===========

                                                                     Six months
                                                                       ended
                                                                    June 30,1999
                                                                    ------------

            Net Income                                           $ 3,482,000 (1)
                                                                 -----------

            I. Average Shares:                                     8,456,920 (2)

            II.   Basic EPS                                           0.4117 (1) / (2)
                                                                 ===========
            III.  Diluted EPS

                                Weighted Average Shares            8,456,920 (2)
                                Dilution                             142,898 (3)
                                                                   8,599,818 (4)

                                Diluted EPS                           0.4049 (1) / (4)
                                                                 ===========

                                  KAYE GROUP INC                     EXHIBIT 11
                          Earnings Per Share Calculation             Page 4 of 4
                      For the Six Months Ended June 30,1999

IV Outstanding at June 30, 1999

                                                                                   Weighted
                                     Units       Price/Share    Proceeds           Average       Proceeds
                                   ===========   ===========    ==========        ===========   ===========
          A. Options (8/17/93)         75,750  $     10.000   $   757,500
             Options (1/24/94           5,000        10.910        54,550
             Options (2/3/94)             500        11.630         5,815
             Options (9/13/95)         15,000         7.880       118,200
             Options (10/25/95)        40,200         8.430       338,886
             Options (5/15/96)         10,000         7.060        70,600             10,000        70,600
             Options (12/27/96)        15,000         5.000        75,000             15,000        75,000
             Options (2/1/97)          35,000         5.000       175,000             35,000       175,000
             Options (2/25/97)        175,350         5.060       887,271            176,350       892,331
             Options (4/15/97)        200,000         5.000     1,000,000            200,000     1,000,000
             Options (7/1/97)          10,000         4.970        49,700             10,000        49,700
             Options (10/31/97)        15,000         8.030       120,450
             Options (12/31/97)         5,000         6.640        33,200              5,000        33,200
             Options (07/01/98)        10,000         6.700        67,000             10,000        67,000
             Options (10/30/98)        20,000         6.170       123,400             20,000       123,400
             Options (12/10/98)        24,500         6.600       161,700             24,500       161,700
             Options (2/19/99)            800         7.410         5,928
             Options (12/10/98)        40,000         7.380       295,200
                                   -----------                  ----------        -----------   -----------
                                      697,100                 $ 4,339,400            505,850 (5) 2,647,931
                                   ===========                  ==========        ===========   ===========
             Dilutive Shares          505,850 (5)               2,647,931  (6)
                                   ===========                  ==========

V.Average market value/share

                                                                 Average       Close on
                                                                  Close        last day
                                                                ==========    ===========
                                      January                       7.081
                                     February                       7.352
                                        March                       7.500          7.125
                                                                ----------
                                              Hash total 3 mths    21.933
                                                                ==========

                                        April                       7.058
                                          May                       7.235
                                         June                       7.547          7.500
                                                                ----------
                                              Hash total 3 mths    21.840
                                                                ==========

                                                                ----------
                                              Hash total 6 mths    43.773
                                                                ==========

                                                              /         6
                                                                ----------
             Average price per share Six mths                       7.296
                                                                ==========

VII. Diluted
                                                                Six Months
                                                                ----------

             Total Proceeds from exercise                     $ 2,647,931  (6)
             Divided by average price                               7.296

             Repurchase shares of                                 362,952

             Shares issued (options)                              505,850  (5)
                                                                ----------
             Dilution - Shares                               (3)  142,898
                                                                ==========